UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2005

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2005, we entered into a letter agreement (the “Agreement”) with Time Warner Inc. (“Time Warner”) and America Online, Inc. (“AOL”, and together with Google and Time Warner, the “Parties”), pursuant to which the Parties agreed to consummate the transactions described in the Agreement. The Parties also agreed to negotiate and enter into definitive agreements, which are expected to be signed in the first calendar quarter of 2006, related to such transactions. The Parties have also agreed upon a binding expedited arbitration procedure, which should be completed during the first quarter of 2006, to resolve any disagreements between the Parties that would otherwise prevent the entering into of definitive agreements during the first quarter of 2006. The Agreement provides that, in the event the Parties do not enter into definitive agreements to consummate certain of the transactions described in the Agreement by February 18, 2006, the commercial transactions will take effect pursuant to the terms described in the Agreement.

The material terms of the Agreement are as follows:

Investment by Google in AOL (the “AOL Investment”)

•	Investment. In exchange for $1 billion, we will acquire a 5% equity interest in AOL through an investment in a limited liability company (“HoldCo”) that will own all of the outstanding equity interests in AOL.

•	Registration Rights. HoldCo will grant us certain registration rights as follows:

•	Beginning on July 1, 2008, we will have certain rights to require HoldCo to register the HoldCo interests held by us for sale in a public offering. If we exercise this right, Time Warner will have the right to purchase our interests for cash or shares of Time Warner stock based on an appraised fair market value of our equity interest in HoldCo in lieu of conducting an initial public offering.

•	We will have certain piggyback registration rights that we may exercise in respect of an initial public offering or follow-on offering initiated by HoldCo either before or after July 1, 2008, subject to certain underwriter cutback provisions.

•	Consent Rights. HoldCo will agree not to take certain actions without our prior consent, including amendments to the HoldCo operating agreement (if such amendments would be adverse to us) and entering into certain interested party transactions between HoldCo and AOL and affiliates of Time Warner.

•	Sale of HoldCo or AOL Assets. In the event of a sale of all or substantially all of the assets of HoldCo or AOL, Time Warner would cause the distribution to us of our pro rata portion of such sale.

•	Pre-emptive Rights. We will have a pre-emptive right to purchase our pro rata portion of any new issuance of equity capital by HoldCo or AOL.

•	Transfer Provisions. We may not transfer our equity interest in HoldCo except under limited circumstances. Time Warner is permitted to transfer its interests in HoldCo or AOL. Under certain circumstances involving the transfer or issuance of HoldCo equity interests or the transfer of AOL equity interests by Time Warner, we can elect to have Time Warner or

HoldCo purchase our equity interest in HoldCo at an appraised fair market value. We will also have the right to tag along on sales by Time Warner of HoldCo interests, and Time Warner may require us to sell our interests in certain circumstances.

Commercial Transactions

The other transactions described in the Agreement are of a commercial nature, and the terms of the agreements and amendments are five years from the date of the Agreement.

Web Search Services and Sponsored Links. We and AOL have agreed to extend the term of our current multi-country web search services agreement and our current U.S. text-based advertising services agreement. We and AOL Europe have also committed to maintain our European text-based advertising agreement for the same term, and AOL Europe has the ability to further extend the term for two additional years. AOL has agreed that we will be its exclusive provider of the services provided under these agreements, subject to certain limitations. Although the U.S. text-based advertising services agreement is now subject to certain revenue guarantees from us to AOL that apply given certain conditions, we do not expect the net economics under these agreements to be materially different compared to that which would have otherwise resulted under the existing agreements.

AOL Marketplace. In addition to the text-based advertising sold by us that is distributed through our sponsored links syndication network (including AOL), we have agreed to enable AOL to sell text-based advertising for distribution on the AOL properties. Our revenue share from such advertising sold by AOL for AOL properties is roughly equivalent to the revenue share retained by us under the text-based advertising agreement for AOL properties.

Display Advertising. We have agreed to grant AOL certain information rights related to our network of display advertising space and the right to sell display advertising into that network.

Promotion. We have agreed to provide AOL with advertising credits and other promotional opportunities for AOL content consistent with Google principles. We will also fund marketing efforts with third party media outlets to promote agreed-upon AOL properties, events or initiatives that will be sponsored by us.

Content Availability. We have agreed to assist AOL and Time Warner in understanding our published and/or publicly available tools for improving the accessibility of a web site’s content to Google’s web crawlers.

Instant Messaging. We and AOL have agreed to develop the ability for users of AOL’s Instant Messenger service and Google Talk to interact with both services from both the AOL Instant Messenger client and the Google Talk client, which will require a user to register a Google Talk user name with the AOL Instant Messenger Service in order to access it.

A press release announcing the Agreement was issued on December 20, 2005, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Safe Harbor Statement

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including the statement that we do not expect the net economics of our text-based advertising services agreement with AOL to be materially different from our existing agreements with AOL. Actual results may differ materially from our expected results. Factors that could cause actual results to differ from our expectations include fluctuations in Internet usage and click-through rates on such sponsored links that could adversely affect the economics under the text-based advertising services agreement. More information about potential risk factors that could affect the success of our business and the Agreement with AOL is included in our report on Form 10-Q for the quarter ended September 30, 2005, and from time to time in other reports that we file with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated December 20, 2005 issued by Google Inc., Time Warner Inc. and America Online, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: December 22, 2005	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 20, 2005 issued by Google Inc., Time Warner Inc. and America Online, Inc.